EXHIBIT 1

                                 JOINT AGREEMENT

                     This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of common stock of Fidelity National Financial Corporation is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




Dated:  March 29, 2000                        LEUCADIA NATIONAL CORPORATION,
                                              PHLCORP, INC. and
330 MAD. PARENT CORP.                         BALDWIN ENTERPRISES, INC.

By:    /s/ Corinne A. Maki                    By:    /s/ Joseph A. Orlando
       -----------------------                       -------------------------
       Name:  Corinne A. Maki                        Name:  Joseph A. Orlando
       Title:    Vice President                      Title:    Vice President







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